English Translation

of

Labor Contract

This Labor Contract (this “Contract”) is entered into in Hanzhong, Shaanxi on May 28, 2012 by and between:

Party A: Shaanxi Guangsha Investment Development Group Co., Ltd.

Address: Hanzhong City, Shaanxi Province

Legal Representative: Xiaojun Zhu, Chairman

Party B: Wei Shen

Address: 5953 Shelford terrace, Mississauga, Ontario, Canada

ID Card/Passport Number☐QJ013424

Chapter 1	General Provisions

1.	Pursuant to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other relevant provisions, the Parties hereto have, after mutual discussions and consultations and careful consideration and adequate communications and understanding, reached the following terms and conditions:

Chapter 2	Term

2.	This Contract has a fixed term, which is one year commencing from May 28, 2012 (hereinafter, the “Initiation Date”) and ending on May 27, 2013.

3.	The probationary period is three months, commencing from the Initiation Date and ending on May 28, 2012. During the probationary period, if Party B fails to meet Party A’s work requirements, Party A shall have the right to terminate the Contract at any time. Party A is responsible for evaluate Party B’s performance and capabilities in order to make sure whether he is competent or not and eventually decide whether to terminate this Contract during the probationary period or not. After the Contract is terminated pursuant to this provision, neither Party shall be obligated to the other any longer, unless specifically agreed otherwise and except for the provisions regarding the confidentiality and non-compete agreement in Articles 20 and 21 hereof.

4.	Upon expiration of the Contract, the Parties may agree on the renewal and enter into a new labor contract.

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Chapter 3	Scope of Work

5.	According to Party A’s work requirements, Party B agrees to assume the position of Chief Financial Officer (CFO) (to carry out works relating to the listed company) . With respect to Party B’s job duties, work assignments, responsibility goals, job disciplines, relevant management policies, etc., the rules formulated by Party A for that job and other relevant provisions shall apply, including but not limited to:

5.1.	To formulate and implement the relevant policies, procedures and strategic goals, so as to attract new capital and ensure the realization of the Company’s financing goals;

5.2.	To carry out strategic acquisitions, funding management, public offerings, etc. according to the Board’s requirements;

5.3.	To be responsible for roadshows and liaison works for the Company’s investors and to participate in investor meetings and conferences as may be required;

5.4.	To establish and maintain a strong financial reporting system and a strict internal control system;

5.5.	To supervise financial activities so as to ensure the realization of the Company’s business goals;

5.6.	To be responsible for development and submission of financial reports in accordance with U.S. Securities and Exchange Commission requirements and for liaison with the Company’s auditors and securities attorney regarding filing and reporting requirements;

5.7.	To establish a mechanism that can accurately resolve financial issues;

5.8.	To establish a mechanism that can lower costs and improve work efficiency;

5.9.	To participate in the Company’s financial plans;

5.10.	To participate in the Company’s business and strategic development plans;

5.11.	To provide comments to the executive management team and the Board from financial perspectives;

5.12.	To prepare for annual audits;

5.13.	To be responsible for completing the organization and accounting works for annual audits;

5.14.	To develop corporate governance policies and procedures;

5.15.	To prepare consolidated financial statements including footnotes

5.16.	to prepare MD&A for inclusion in SEC filings;

5.17.	To prepare forecasts and budgets as may be required;

5.18.	To sign off on financial statements and regulatory filings;

5.19.	To meet with company management and visit the Company’s facilities as may be required;

5.20.	To take phone calls from the financial community and investors;

5.21.	To prepare and file any appropriate state and Federal withholding and tax filings; and

5.22.	Other duties to be specified by the Board and other activities appropriate to the responsibilities of being the Chief Financial Officer

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6.	Both Parties agree that Party A shall have the right to make adjustments to Party B’s job type, position, title, job duties and place to work at, based on its business needs, Party B’s capabilities or job performance or other actual situations and the principles of good faith and reasonableness.

Chapter 4	Party B’s Obligations

7.	Party B agrees that, in addition to the obligations and responsibilities set forth herein, he shall also:

7.1.	Within the specified work hours, contribute his time, energy and skills exclusively in fulfilling the obligations set forth herein and effectively performing his duties, in order to exert his best efforts to ensure the successful completion of Party’s assignments; and

7.2.	Comply with the provisions of this Contract, Party A’s internal rules and policies and relevant laws and regulations, fulfill his duties to Party A, and not to engage in any activities that harm Party A’s interests or to abuse his position or duties at Party A to directly or indirectly seek personal benefits.

Chapter 5	Work Hours, Labor Protection and Work Conditions

8.	Party B’s work hours shall be mainly for the purpose of meeting the needs of the listed company, for which Party A is obligated to coordinate as the case may be.

9.	Party A shall provide Party B with proper work conditions and facilities and labor protection up to the State’s standards. Party B shall comply with Party A’s labor safety policies.

10.	Party A is responsible for arranging education and trainings to Party B with respect to professional skills, labor safety and hygiene policies and the Company’s articles of association.

11.	Party A shall reimburse Party B’s business travel, entertainment and other expenses incurred for work purposes, for which Party B is obligated to completely provide supporting voucher documents.

Chapter 6	Remunerations

12.	Party B’s remunerations in cash in the amount of RMB900,000 Yuan include monthly cash payments and the bonus portion.

12.1.	Monthly payments. Party A will deposit the RMB 60,000 due for each month on the first day of the next month to a personal account designated by Party B in PRC.

12.2.	Bonus. Party A shall pay to Party B an annual bonus in the amount of RMB180,000, payable at the end of the term of this Contract, subject to Party A’s Compensation Committee’s satisfaction of Party B’s annual performance review.

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12.3.	Stock. Party A shall cause 100,000 restricted shares of China HGS Real Estate, Inc. to be issued to Party B upon expiration of this contract, vesting in full immediately, based upon Party B’s continuing employment with Party A.

Chapter 7	Insurance, Benefits and Holidays

13.	Party A shall buy the public company directors and officers insurance for Party B in the amount of US$ 2 million.

14.	Party B shall be entitled to the public holidays and statutory holidays.

Chapter 8	Labor Disciplines

15.	Party B shall comply with Party A’s lawfully formulated labor disciplines and the Company’s articles of association, strictly abide by Party A’s instructions and decisions, safeguard all the assets of Party A and observe professional ethics.

16.	If Party B violates any relevant laws, labor disciplines or the Company’s articles of association or Code of Conduct (a copy of which Code of Conduct has been provided to Party B and receipt of which is hereby acknowledged) which results in any economic losses to Party A, Party A may impose penalties on Party A pursuant to the relevant provisions.

17.	In the event of any economic losses caused to Party A due to Party B’s violation of relevant laws, labor disciplines or the Company’s articles of association, Party A has the right to claim compensation from Party B for the losses.

18.	Party A has the right to make reasonable modifications to the labor disciplines and the Company’s articles of association according to its business needs, provided that Party A shall inform Party B in the forms regarded as proper by Party A, which forms include but not limited to notification, public announcement, e-mail and memorandum.

19.	Party B’s any concurrent position at any other enterprise or organization during the period of his employment with Party A shall be subject to Party A’s acceptance. All service inventions, creations, developments, designs, renovations, production results made by Party B during the period of his employment shall be owned by Party A, and all intellectual property rights obtained therefrom, including but not limited to patent rights, copyrights and non-patent technologies, shall be owned by Party A.

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Chapter 9	Confidentiality Obligations

20.	Party B shall keep confidential Party A’s proprietary information and confidential information concerning Party A and its subsidiaries and affiliates and its and their respective businesses including without limitation, confidential information regarding suppliers, customers, products, and marketing and pricing data, as long as such information is not publicly disclosed, except as required either by law or by a court of competent jurisdiction, and shall comply with Party A’s relevant confidentiality policies. Unless as required either by law or by a court of competent jurisdiction or subject to prior written consent from Party A, Party B shall not use, or disclose to any third party, any materials or information of Party A.

21.	Non-compete. During the term of Party B’s engagement hereunder and for a term of one year following termination, Party B shall not initiate, directly or indirectly, on his own behalf or on behalf of any person, contact with any person who is or was a customer of Party A within the twelve (12) month period preceding the termination of Party B’s engagement hereunder, or who was a prospective customer of Party A with whom Party B had dealings with in the twelve (12) month period preceding the termination of Party B’s engagement, for the purpose of conducting any business which is the same as or which competes with any part of the business of Party A with which Party B was involved.

22.	Party B agrees that Party A shall, according to any reasonable operational needs, whether direct or indirect, have the right to disclose Party B’s personal information, including but not limited to his name, address, nationality, position, salary, bank account, this Contract and the renewals and changes thereof.

Chapter 10	Change, Termination and Extension of the Labor Contract

23.	If any laws and regulations applicable for this Contract is amended, the corresponding portions hereof or annexes hereto shall be amended accordingly. In the event of any material change to, or any conflict with relevant Chinese laws and regulations by, any objective condition on which the entry into the Contract was based, which makes the performance of the Contract impossible, the Parties may, after friendly consultation, change the relevant portions of the Contract pursuant to the relevant laws and regulations.

24.	The Parties may terminate this Contract by way of a written form, through reaching consensus after consultation.

25.	In the occurrence of following circumstances, Party A has the right to unilaterally terminate this Contract without a prior written notice, provided that Party A shall inform Party B of such termination decision, and the termination shall take effect immediately:

25.1.	Party B materially violates the Company’s labor disciplines or rules and policies (including but not limited to labor disciplines and the Company’s articles of association);

25.2.	Party B commits gross negligence (including but not limited to the duties set forth in Article 7 hereof) or engages in malpractices for selfish ends, thereby causing material losses to Party A;

25.3.	Party B establishes employment relationship concurrently with any other employer, thereby causing material impact on the completion of Party A’s work assignments;

25.4.	Party B uses such means as fraud, coercion or taking advantage of other’s unfavorable position to cause the execution or change of the Contract by Party A against its genuine will, thus leading to the void of the Contract;

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25.5.	Party B is held criminally liable pursuant to the law.

26.	Under any of the following circumstances, Party A may terminate this Contract by giving Party B either a 30-day prior written notice or an additional one month’s salary:

26.1.	Upon expiration of the statutory period of medical treatment and recovery after an illness or non-work-related injury suffered by Party B, he is either unable to perform his original job or incompetent for any other job otherwise arranged by Party A;

26.2.	Party B is incompetent, and remains incompetent after training or adjustment of his job position, to comply with the provisions hereof or the standard work requirements specified by Party A; or

26.3.	In the event of any material change to any objective condition on which the entry into the Contract was based, which makes the performance of the Contract impossible and the Parties unable to reach an agreement through consultation in connection with the necessary changes to the Contract.

27.	“Any material change to any objective condition” referred to in Article 22 shall include but not limited to circumstances when:

27.1.	Party A is merged by any other enterprise or organization, or any critical portion of Party A’s assets is sold or transferred to any other enterprise or third party;

27.2.	There is any material adjustment to Party A’s business strategies or any material change to its business environment;

27.3.	Party A encounters a substantial business hardship;

27.4.	Party A enters into an improvement and rectification stage or its production and operation enter into a complete or partial stagnation stage;

27.5.	Party A announces bankruptcy, dissolution or liquidation;

27.6.	According to its business development or the actual market situation, Party A decides to end any research and development directly related to Party B’s job; and

27.7.	Either or both of the Parties are unable to perform this Contract under any law or regulation newly enacted by the Government.

28.	During the Contract term, Party B has the right to resign and terminate the Contract, provided that he shall give a 90-day prior written notice to Party A.

29.	If Party A is: (i) threatened to be bankrupt; (ii) under poor management or substantial hardship as to its business operation; (iii) changing any of its lines of production, making any significant technical innovation or adjusting its business models, and still need to cut the job after changing the labor contract; or (iv) faced with any other case in which the labor contract cannot be performed due to any material change to the objective economic condition on which the conclusion of the labor contract was based, Party A shall explain to, and seek understanding from, the employee, and may cut the job and termination this Contract after having reported to the relevant labor administration department.

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30.	Immediately upon termination of the Contract, Party B shall cease its engagement in any activities in Party A’s name or complete any business as Party A so requested, and shall settle all the accounts. Party B shall, within 3 days of the termination hereof, return all of Party A’s assets that are in Party B’s possession and deliver all the documents and files (including but not limited to any written documents and electronic documents). Party A will handle the departure formalities for Party B after Party A’s confirmation and issue a departure consent letter. If Party B fails to complete the said transfer formalities, Party A may refuse to handle the departure formalities for Party B.

Chapter 11	Economic Compensation and Indemnification

31.	If Party B terminates this Contract in violation of any provisions hereof, he shall, pursuant to the provisions of laws and regulations, compensate for the losses caused to Party A due to such termination.

32.	If Party A bears the cost for any training, it may request Party B to enter into an agreement prior to the provision of the training to Party B to agree upon the service term. If Party B resigns in violation of such service term, he shall indemnify such training cost pursuant to the agreement at the time of his resignation.

Chapter 12	Resolution of Labor Disputes

33.	Any dispute arising from the interpretation and performance hereof shall be resolved through friendly consultation by the Parties. If such friendly consultation fails, either or both of the Parties may, within one year of the occurrence of the dispute, submit it for arbitration by a labor dispute arbitration committee having jurisdiction over the dispute. In case the Parties have no disagreement as to the arbitral award rendered by such labor dispute arbitration commission, such arbitral award is final and binding upon the Parties. In case the Parties refuse to accept the arbitration award made by that labor dispute arbitration committee, they may file an action with a court of jurisdiction.

Chapter 13	Miscellaneous

34.	The labor disciplines provided to Party B, which he has known and agreed to comply with, shall have the same legal effect as this Contract. In the case of any conflict between the labor disciplines and this Contract, this Contract shall prevail.

35.	The invalidity or non-enforceability of any provision shall not affect the validity of any other provisions hereof.

36.	Either Party’s failure to perform, or delay in performance of, any of the rights hereunder shall not constitute a waiver of such right.

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37.	In the case of any discrepancy between this Contract and any related laws and regulations, the provisions of such laws and regulations shall prevail.

38.	This Contract shall become effective upon signing and affixation of seals by both Parties on the date first written above.

Party A:	Party B:Wei Shen

By:/s/Xiaojun Zhu	By:/s/Wei Shen

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